Exhibit 99.1

C1 Financial Reports 2015 Third Quarter Results

St. Petersburg, FL, October 15, 2015 - C1 Financial, Inc. (NYSE:BNK) today reported net income of $5.0 million, or $0.31 per diluted common share for the third quarter of 2015 (“3Q15”), compared to net income of $4.7 million, or $0.29 per diluted common share for the second quarter of 2015 (“2Q15”), a 5.5% increase in net income, and compared to net income of $2.6 million, or $0.18 per diluted common share for the third quarter of 2014 (“3Q14”), a 90.6% increase in net income.

MESSAGE FROM PRESIDENT & CHIEF EXECUTIVE OFFICER

Trevor Burgess, President & Chief Executive Officer of C1 Financial, Inc. stated, “We are excited by our strong results in the third quarter as we grow our earning assets and leverage our infrastructure. Our deposit growth in the third quarter will provide needed funding for the strong pipeline of new loan relationships as we head into the end of the year. C1 Labs technology has contributed to productivity gains that has allowed us to reduce our retail network headcount by approximately 10%, which should allow us to reach best in class levels of assets and revenue per employee over the long term.”

3Q15 showed several positive trends in our results:

1.	We originated $93 million in new loans in the quarter, resulting in C1 Bank originated loans outstanding up $49 million (+5%) from the prior quarter and $338 million (+45%) year-over-year. Loan originations year to date were $447 million, up $97 million (+28%) compared to last year. Overall loans outstanding (including acquired loans) were $1.390 billion at the end of 3Q15 (up 2% from the prior quarter and up 23% year-over-year). July and September were strong months for new originations while August was seasonally low, further affected by extensive rain that delayed many construction projects;

2.	During the quarter, core deposits grew $44 million (+4.6%) compared to the prior quarter and reached $998 million. Core deposits were 78.9% of total deposits at the end of 3Q15, compared to 78.5% at the end of 2Q15. Noninterest-bearing deposits represented 26.6% of total deposits at the end of 3Q15, slightly higher than at the end of the previous quarter. Our cost of total deposits grew 2 basis points (“bps”) to 0.46% when compared to 2Q15, as this mix change took place late in the quarter;

3.	Adjusted net interest margin (a non-GAAP measure which excludes the impact of purchase accounting accretion income) improved by 4 bps (from 4.60% for 2Q15 to 4.64% for 3Q15), reflecting another quarter of high loan fees (resulting primarily from management’s successful implementation and collection of loan prepayment related fees) and enhanced by the use of excess cash. On a GAAP basis, net interest margin was 4.75% for 3Q15, compared to 4.71% for 2Q15;

4.	Net interest income was up $1.2 million when compared to 2Q15, driven mainly by an increase in average loan balances which improved the earning asset mix;

5.	In 3Q15, sales of other real estate owned (“OREO”) reduced our OREO balance by $1.2 million. Including the decrease in nonperforming loans, total nonperforming assets declined $1.9 million when compared to the previous quarter. Our Texas Ratio (a non-GAAP measure) was 21.0% at the end of 3Q15, improved from 22.4% at the end of 2Q15;

6.	C1 Bank originated nonperforming assets accounted for less than 5% of our total nonperforming assets (with C1 Bank originated nonperforming loans below 0.2% of C1 Bank originated loans outstanding). Our allowance for loan losses was 0.57% of total loans at the end of 3Q15 and 0.56% at the end of 2Q15;

7.	Our headcount ended the quarter at 239, down from 247 at the end of 2Q15 as a result of a restructuring of our retail network staffing. Such restructuring was in part made possible because of technology based productivity innovation coming out of our C1 Labs group.

ASSETS

Total assets at the end of 3Q15 were $1.712 billion, $34.7 million higher (+2.1%) than at the end of 2Q15, primarily funded by deposit growth ($48.4 million) net of a decline in Federal Home Loan Bank (“FHLB”) advances ($19 million).

LOANS

Total loans at the end of 3Q15 were $1.390 billion, up $28.8 million (+2.1%) from the end of 2Q15. Loan growth in 3Q15 was mainly driven by loan originations of $93.5 million and funding of unfunded commitments, partially offset by higher loan prepayments in the C1 Bank originated loan portfolio, and loans paying off in both the C1 Bank originated loan portfolio and in the acquired portfolio. The outstanding balance of C1 Bank originated loans grew $49.0 million (+4.7%) during 3Q15, while the outstanding balance of acquired loans decreased $20.2 million (-6.4%) to $295 million at the end of 3Q15. At the end of 3Q15, C1 Bank originated loans represented 79% of the loan portfolio, up from 77% at the end of 2Q15.

DEPOSITS

Total deposits at the end of 3Q15 were $1.264 billion, an increase of $48.4 million (+4.0%) from the end of 2Q15. Core deposits were $997.8 million, or 78.9% of total deposits at the end of 3Q15, compared to $954.1 million, or 78.5% of total deposits at the end of 2Q15. This positive shift in the average deposit mix took place later in the quarter and didn’t reflect in our cost of total deposits, which was up to 0.46% in 3Q15 from 0.44% in 2Q15. We are scheduled to open our new Ft. Lauderdale banking center location in November 2015.

ASSET QUALITY

Nonperforming assets totaled $43.3 million at the end of 3Q15, declining $1.9 million (-4.2%) when compared to the end of 2Q15. The decline in 3Q15 was driven primarily by a reduction of $1.2 million in OREO balances as we continued to sell properties. As a percentage of total assets, nonperforming assets decreased to 2.53% at the end of 3Q15 when compared to 2.69% at the end of 2Q15. Our Texas Ratio improved to 21.0% at the end of 3Q15 from 22.4% at the end of 2Q15. At the end of 3Q15, $2.0 million (less than 5.0%) of total nonperforming assets were related to loans originated by C1 Bank, compared to $340 thousand (less than 1%) at the end of 2Q15, the increase being primarily due to one loan relationship downgraded to nonperforming during the quarter.

Total recoveries of $418 thousand, net of charge-offs of $94 thousand, resulted in net recoveries of $324 thousand in 3Q15 (0.09% of total average loans on an annualized basis). Net recoveries reflected our continued effort to collect deficiencies and a lower level of charge-offs, and provided a $67 thousand reversal of provision for loan losses after covering the allowance for loan losses required for net loan growth.

Our allowance for loan losses at the end of 3Q15 was $7.9 million (representing 0.57% of total loans), compared to $7.7 million (representing 0.56% of total loans) at the end of 2Q15. On a non-GAAP basis (including remaining loan discount from acquired performing loans), the allowance plus discount amount totaled $10.8 million (representing 0.77% of total loans) at the end of 3Q15, compared to $10.7 million (representing 0.79% of total loans) at the end of 2Q15.

NET INTEREST INCOME AND MARGIN

Net interest income for 3Q15 totaled $18.0 million, up $1.2 million (+7.3%) from 2Q15, mainly driven by growth of our average loans balance which allowed for an improvement in our earning assets mix.

Net interest margin for 3Q15 increased 4 bps to 4.75% from 4.71% in 2Q15, mainly driven by a 5 bps higher yield on average earning assets as we redeployed lower-yielding cash investments into higher-yielding loans, partially offset by a shift in the average deposit mix (which resulted in a 2 bps increase in the cost of total deposits when compared to the previous quarter). Strong loan fees (driven primarily by prepayments) continued to enhance our yield on loans in the quarter. Adjusted net interest margin (which excludes the effect of purchase accounting) was 4.64% for 3Q15 and 4.60% in 2Q15.

Our excess cash (defined as our available cash above our target liquidity level – See explanation of non-GAAP financial measures) was $30.7 million at the end of 3Q15, while our average excess cash was $10.6 million for 3Q15 (down from $27.6 million in 2Q15), as we successfully deployed it into loans during the quarter.

NONINTEREST INCOME

Noninterest income for 3Q15 totaled $2.1 million, $2.2 million less when compared to 2Q15. The decrease was primarily due to a $2.6 million gain on the sale of land (included in gains on disposals of premises and equipment) in 2Q15 and a $505 thousand decline in gains on sales of loans (due to a lower volume of Small Business Administration (“SBA”) loans sold). Partially offsetting the reduction in noninterest income was a $670 thousand gain on the early redemption of long-term FHLB advances (included in other noninterest income) completed for asset-liability and liquidity management purposes, and a $129 thousand increase in gains on sales of OREO.

NONINTEREST EXPENSE & TAXES

Noninterest expense totaled $12.0 million in 3Q15, only $127 thousand more when compared to 2Q15. The increase was primarily due to higher professional fees of $164 thousand and loan collection expenses of $83 thousand (primarily due to activity relating to nonperforming assets), and OREO valuation allowance expense of $67 thousand. These higher expenses were mainly offset by lower advertising expenses of $180 thousand (primarily due to fewer promotional and seasonal activities).

Our income tax expense was $3.2 million for 3Q15 and $3.3 million for 2Q15. The effective tax rate for 3Q15 was 39.3%, which reflected the projected tax rate for 2015 that was updated in 3Q15. The effective tax rate for 2Q15 was 40.9%, which included a $163 thousand audit related tax adjustment.

EFFICIENCY

Our efficiency ratio was 59.4% in 3Q15, higher than the 56.0% in 2Q15 and substantially lower than the 71.3% in 3Q14. The unfavorable change in the efficiency ratio versus the prior quarter was impacted by the gain on sale of land during 2Q15. The improvement compared to same quarter last year was driven by strong revenue growth combined with controlled non-interest expense, as we leverage our existing infrastructure. We also closely track annualized revenue per employee and average assets per employee, as measures of efficiency. Annualized revenue per employee was $367 thousand in 3Q15, compared to $384 thousand in 2Q15 and $305 thousand in 3Q14, which reflected the impact of the gain on sale of land during 2Q15 and a substantial improvement year over year, while average assets per employee were $6.9 million in 3Q15, compared to $6.6 million in 2Q15 and $6.4 million in 3Q14, which reflected our efforts to grow our balance sheet and our headcount efficiency initiatives.

NET INCOME

Net income was $5.0 million for 3Q15, compared to $4.7 million for 2Q15. This corresponded to a return on average assets of 1.18% for both 3Q15 and 2Q15 and a return on average equity of 10.02% and 9.88% for 3Q15 and 2Q15, respectively.

CAPITAL

Our consolidated Tier 1 leverage ratio was 11.79% and total risk-based capital ratio was 14.04% as of the end of 3Q15, reflecting that we remained well capitalized under Interim Final Basel III rules. Additional capital ratios are presented in the financial tables.

OTHER EVENTS DURING 3Q15

On July 1, C1 Bank announced that Diane Morton joined its executive management team as EVP, Chief Human Capital Officer & General Counsel and Dustin Symes joined as EVP, Retail Lending Executive.

WEBCAST AND CONFERENCE CALL INFORMATION

C1 Financial, Inc. will host a webcast and conference call at 8:30 a.m. (ET) on October 16, 2015 to discuss third quarter 2015 results and other matters. To access the conference call, please dial 1-855-209-8212. The live webcast audio can be heard at http://services.choruscall.com/links/bnk151016. For those unable to participate in the webcast, it will be archived on C1 Financial’s website at investors.c1bank.com.

C1 Financial, Inc. Information

Our name expresses our ideals to put our Clients 1st and our Community 1st. We are focused on serving the needs of entrepreneurs, tailoring a wide range of relationship banking services to entrepreneurs and their families, including commercial loans and a full line of depository products. We are based in St. Petersburg, Florida and operate from 31 banking centers and one loan production office on the West Coast of Florida and in Miami-Dade and Orange Counties. As of December 31, 2014, we were the 18th largest bank headquartered in the state of Florida by assets and the 16th largest by equity, having grown both organically and through acquisitions, and we were the sixth fastest-growing bank in the country as measured by asset growth for the five-year period ending June 30, 2014. Additional information is available at www.c1bank.com.

Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “may,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. There are a number of potential factors, risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These potential factors, risks and uncertainties are discussed in our Prospectus filed with the Securities and Exchange Commission on August 13, 2015.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform our prior statements to actual results or revised expectations.

C1 Financial, Inc.

Consolidated Balance Sheets - Unaudited

(Dollars in thousands, except per share data)

	September 30,	June 30,	September 30,
	2015	2015	2014

ASSETS
Cash and cash equivalents	$175,289	$165,200	$283,741
Time deposits in other financial institutions	247	247	-
Federal Home Loan Bank stock, at cost	11,668	12,476	9,696
Loans receivable, net	1,376,617	1,348,185	1,125,151
Premises and equipment, net	63,613	63,576	63,592
Other real estate owned, net	26,490	27,686	37,956
Bank-owned life insurance	43,018	42,743	8,867
Accrued interest receivable	4,269	3,953	3,131
Core deposit intangible	754	824	1,074
Prepaid expenses	4,778	4,983	5,961
Other assets	5,740	7,933	8,876
Total assets	$1,712,483	$1,677,806	$1,548,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest bearing	$336,361	$322,173	$294,144
Interest bearing	928,019	893,815	870,820
Total deposits	1,264,380	1,215,988	1,164,964

Federal Home Loan Bank advances	242,000	261,000	189,000
Other borrowings	-	-	3,000
Other liabilities	6,543	6,263	5,785
Total liabilities	1,512,923	1,483,251	1,362,749

Stockholders’ equity
Common stock, par value $1.00; 100,000,000 shares authorized	16,101	16,101	16,101
Additional paid-in capital	148,122	148,122	148,122
Retained earnings	35,337	30,332	21,073
Accumulated other comprehensive income	-	-	-
Total stockholders’ equity	199,560	194,555	185,296
Total liabilities and stockholders’ equity	$1,712,483	$1,677,806	$1,548,045

Period-end shares outstanding	16,100,966	16,100,966	16,100,966
Book value per share	$12.39	$12.08	$11.51

C1 Financial, Inc.

Consolidated Income Statements - Unaudited

(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Interest income
Loans, including fees	$20,340	$18,899	$16,028	$56,803	$46,481
Securities	3	3	2	9	59
Federal funds sold and other	203	213	215	618	612
Total interest income	20,546	19,115	16,245	57,430	47,152

Interest expense
Savings and interest-bearing demand deposits	654	631	546	1,887	1,572
Time deposits	795	677	953	2,256	2,919
Federal Home Loan Bank advances	1,057	996	709	2,861	1,852
Other borrowings	-	-	15	-	44
Total interest expense	2,506	2,304	2,223	7,004	6,387

Net interest income	18,040	16,811	14,022	50,426	40,765
Provision (reversal of provision) for loan losses	(67)	1,276	207	1,400	4,815

Net interest income after provision for loan losses	18,107	15,535	13,815	49,026	35,950

Noninterest income
Gains on sales of securities	-	-	-	-	241
Gains on sales of loans	79	584	775	893	2,323
Service charges and fees	602	581	526	1,750	1,658
Bargain purchase gain	-	-	37	-	48
Gains on sales of other real estate owned, net	177	48	68	573	720
Bank-owned life insurance	276	258	41	626	118
Mortgage banking fees	-	-	-	-	47
Gains (losses) on disposals of premises and equipment, net	-	2,588	(12)	2,590	(12)
Other noninterest income	980	276	362	1,619	1,041
Total noninterest income	2,114	4,335	1,797	8,051	6,184

Noninterest expense
Salaries and employee benefits	5,276	5,229	4,777	15,722	13,526
Occupancy expense	1,388	1,360	1,138	3,960	3,310
Furniture and equipment	779	740	673	2,275	1,954
Regulatory assessments	349	390	362	1,100	1,067
Network services and data processing	1,075	1,080	1,033	3,239	2,824
Printing and office supplies	54	71	77	183	270
Postage and delivery	78	80	52	242	181
Advertising and promotion	873	1,053	812	2,752	2,634
Other real estate owned related expense, net	468	498	511	1,559	1,625
Other real estate owned - valuation allowance expense	102	35	45	168	609
Amortization of intangible assets	70	80	117	233	412
Professional fees	673	509	750	1,880	2,174
Loan collection expenses	86	3	140	173	463
Other noninterest expense	701	717	793	2,166	2,178
Total noninterest expense	11,972	11,845	11,280	35,652	33,227

Income before income taxes	8,249	8,025	4,332	21,425	8,907
Income tax expense	3,244	3,282	1,706	8,503	3,525

Net Income	$5,005	$4,743	$2,626	$12,922	$5,382

Weighted average shares outstanding - basic	16,100,966	16,100,966	14,572,140	16,100,966	13,442,318
Weighted average shares outstanding - diluted	16,100,966	16,100,966	14,572,140	16,100,966	13,442,318

Basic net income per share	$0.31	$0.29	$0.18	$0.80	$0.40
Diluted net income per share	0.31	0.29	0.18	0.80	0.40

C1 Financial, Inc.

Average Balance Sheets - Unaudited

(Dollars in thousands)

	For the Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balances (1)	Income/ Expense	Yields/ Rates	Average Balances (1)	Income/ Expense	Yields/ Rates	Average Balances (1)	Income/ Expense	Yields/ Rates

Interest-earning assets

Loans receivable (2)	$1,374,425	$20,340	5.87%	$1,286,665	$18,899	5.89%	$1,098,466	$16,028	5.79%
Securities available for sale and other securities	250	3	4.56%	250	3	4.56%	250	2	4.56%
Federal funds sold and balances at Federal Reserve Bank	121,155	68	0.22%	132,527	93	0.28%	222,894	129	0.23%
Time deposits in other financial institutions	247	-	0.42%	147	-	0.43%	-	-	0.00%
FHLB stock	11,824	135	4.51%	11,300	120	4.26%	9,152	86	3.71%
Total interest-earning assets	1,507,901	20,546	5.41%	1,430,889	19,115	5.36%	1,330,762	16,245	4.84%
Noninterest-earning assets
Cash and due from banks	38,612			36,213			39,723
Other assets (3)	141,149			148,366			123,182
Total noninterest-earning assets	179,761			184,579			162,905
Total assets	$1,687,662			$1,615,468			$1,493,667

Interest-bearing liabilities
Interest-bearing deposits:
Time	$274,925	795	1.15%	$235,998	677	1.15%	$346,037	953	1.09%
Money market	443,152	490	0.44%	440,430	476	0.43%	354,146	390	0.44%
Interest-bearing demand	155,418	142	0.36%	145,027	133	0.37%	139,175	135	0.38%
Savings	38,921	22	0.22%	39,039	22	0.22%	38,130	21	0.22%
Total interest-bearing deposits	912,416	1,449	0.63%	860,494	1,308	0.61%	877,488	1,499	0.68%
Other interest-bearing liabilities:
FHLB advances	245,847	1,057	1.71%	233,065	996	1.72%	176,964	709	1.59%
Other borrowings	-	-	0.00%	-	-	0.00%	3,000	15	1.96%
Total interest-bearing liabilities	1,158,263	2,506	0.86%	1,093,559	2,304	0.85%	1,057,452	2,223	0.83%
Noninterest-bearing liabilities and stockholders' equity:
Demand deposits	325,044			324,831			270,328
Other liabilities	6,127			4,467			4,954
Stockholders' equity	198,228			192,611			160,933
Total noninterest-bearing liabilities and stockholder's equity	529,399			521,909			436,215
Total liabilities and stockholders' equity	$1,687,662			$1,615,468			$1,493,667

Interest rate spread (taxable-equivalent basis)			4.55%			4.51%			4.01%
Net interest income (taxable-equivalent basis)		$18,040			$16,811			$14,022
Net interest margin (taxable-equivalent basis)			4.75%			4.71%			4.18%
Average interest-earning assets to interest-bearing liabilities			130.2%			130.8%			125.8%

(1)	Calculated using daily averages.

(2)	Average loans are gross, including nonaccrual loans and overdrafts (net of deferred loan fees and before the allowance for loan losses). Interest on loans includes net deferred fees and costs, and other loan fees of $1.4 million, $1.2 million and $515 thousand in the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively.

(3)	Other assets include bank-owned life insurance, tax lien certificates, OREO, fixed assets, interest receivable, prepaid expense and others.

C1 Financial, Inc.

Average Balance Sheets - Unaudited

(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balances (1)	Income/ Expense	Yields/ Rates	Average Balances (1)	Income/ Expense	Yields/ Rates

Interest-earning assets

Loans receivable (2)	$1,290,074	$56,803	5.89%	$1,065,815	$46,481	5.83%
Securities available for sale and other securities	250	9	4.56%	520	59	15.25%
Federal funds sold and balances at Federal Reserve Bank	139,866	259	0.25%	195,850	355	0.24%
Time deposits in other financial institutions	132	-	0.44%	-	-	0.00%
FHLB stock	11,048	359	4.35%	8,554	257	4.01%
Total interest-earning assets	1,441,370	57,430	5.33%	1,270,739	47,152	4.96%
Noninterest-earning assets
Cash and due from banks	37,668			41,739
Other assets (3)	147,886			121,089
Total noninterest-earning assets	185,554			162,828
Total assets	$1,626,924			$1,433,567

Interest-bearing liabilities
Interest-bearing deposits:
Time	$267,148	2,256	1.13%	$359,436	2,919	1.09%
Money market	431,168	1,411	0.44%	342,898	1,103	0.43%
Interest-bearing demand	148,831	411	0.37%	142,661	405	0.38%
Savings	38,917	65	0.22%	38,344	64	0.22%
Total interest-bearing deposits	886,064	4,143	0.63%	883,339	4,491	0.68%
Other interest-bearing liabilities:
FHLB advances	225,483	2,861	1.70%	162,499	1,852	1.52%
Other borrowings	-	-	0.00%	3,000	44	1.96%
Total interest-bearing liabilities	1,111,547	7,004	0.84%	1,048,838	6,387	0.81%
Noninterest-bearing liabilities and stockholders' equity:
Demand deposits	317,078			236,666
Other liabilities	4,967			4,902
Stockholders' equity	193,332			143,161
Total noninterest-bearing liabilities and stockholder's equity	515,377			384,729
Total liabilities and stockholders' equity	$1,626,924			$1,433,567

Interest rate spread (taxable-equivalent basis)			4.49%			4.15%
Net interest income (taxable-equivalent basis)		$50,426			$40,765
Net interest margin (taxable-equivalent basis)			4.68%			4.29%
Average interest-earning assets to interest-bearing liabilities			129.7%			121.2%

(1)	Calculated using daily averages.

(2)	Average loans are gross, including nonaccrual loans and overdrafts (net of deferred loan fees and before the allowance for loan losses). Interest on loans includes net deferred fees and costs, and other loan fees of $3.5 million and $1.6 million in the nine months ended September 30, 2015 and September 30, 2014, respectively.

(3)	Other assets include bank-owned life insurance, tax lien certificates, OREO, fixed assets, interest receivable, prepaid expense and others.

C1 Financial, Inc.

Selected Quarterly Financial Data - Unaudited

(In thousands, except per share and employee data)

	3Q15	2Q15	1Q15	4Q14	3Q14

Statement of Income Data
Interest income	$20,546	$19,115	$17,769	$17,158	$16,245
Interest expense	2,506	2,304	2,194	2,239	2,223
Net interest income	18,040	16,811	15,575	14,919	14,022
Provision (reversal of provision) for loan losses	(67)	1,276	191	(1)	207
Bargain purchase gain	-	-	-	-	37
Total noninterest income	2,114	4,335	1,602	1,554	1,797
Total noninterest expense	11,972	11,845	11,835	14,005	11,280
Income before income taxes	8,249	8,025	5,151	2,469	4,332
Income tax expense	3,244	3,282	1,977	1,127	1,706
Net income	5,005	4,743	3,174	1,342	2,626

Selected Performance Metrics
Return on average assets	1.18%	1.18%	0.82%	0.34%	0.70%
Return on average equity	10.02%	9.88%	6.81%	2.84%	6.47%
Efficiency ratio (1)	59.4%	56.0%	68.9%	85.0%	71.3%

Full-time equivalent employees at period end	239	247	244	238	246
Revenue per average number of employees (1)	$367	$384	$326	$307	$305
Average assets per average number of employees (1)	6,888	6,594	6,541	6,414	6,356

Per Share Outstanding Data
Net earnings per share	$0.31	$0.29	$0.20	$0.08	$0.18
Diluted net earnings per share	$0.31	$0.29	$0.20	$0.08	$0.18
Weighted average shares	16,101	16,101	16,101	16,101	14,572
Weighted average shares - diluted	16,101	16,101	16,101	16,101	14,572

Book value per share	$12.39	$12.08	$11.79	$11.59	$11.51
Tangible book value per share (1)	$12.33	$12.02	$11.72	$11.51	$11.43
Common shares outstanding at period end	16,101	16,101	16,101	16,101	16,101

Market value per share at period end	$19.05	$19.38	$18.75	$18.29	$18.13
Market range per share:
High	19.77	19.84	19.10	19.70	18.77
Low	17.66	17.81	16.25	15.98	16.66

Balance Sheet Data
Cash and cash equivalents	$175,289	$165,200	$182,824	$185,703	$283,741
Other securities (included in Other assets in consolidated balance sheet)	250	250	250	250	250
Total loans	1,390,275	1,361,459	1,256,606	1,188,522	1,134,351
Loans originated by C1 Bank (Nonacquired)	1,095,247	1,046,227	925,511	840,275	757,529
Loans not originated by C1 Bank (Acquired)	295,028	315,232	331,095	348,247	376,822
Net deferred loan fees	(5,726)	(5,599)	(4,881)	(4,142)	(3,759)
Loans receivable, gross (2)	1,384,549	1,355,860	1,251,725	1,184,380	1,130,592
Allowance for loan losses	(7,932)	(7,675)	(5,787)	(5,324)	(5,441)
Loans receivable, net	1,376,617	1,348,185	1,245,938	1,179,056	1,125,151
Total assets	1,712,483	1,677,806	1,596,739	1,536,691	1,548,045
Total interest-bearing deposits	928,019	893,815	881,318	888,959	870,820
Total deposits	1,264,380	1,215,988	1,199,828	1,167,502	1,164,964

Borrowings	242,000	261,000	202,500	178,500	192,000
Federal Home Loan Bank	242,000	261,000	202,500	178,500	189,000
Other	-	-	-	-	3,000
Total liabilities	1,512,923	1,483,251	1,406,927	1,350,053	1,362,749
Total stockholders’ equity	199,560	194,555	189,812	186,638	185,296
Tangible stockholders’ equity (1)	198,557	193,482	188,659	185,402	183,973

Selected Average Balance Sheet Data
Loans receivable, gross (2)	$1,374,425	$1,286,665	$1,207,295	$1,145,230	$1,098,466
Securities available for sale and other securities	250	250	250	250	250
Earning assets	1,507,901	1,430,889	1,383,959	1,395,052	1,330,762
Total assets	1,687,662	1,615,468	1,576,419	1,552,264	1,493,667
Total interest-bearing deposits	912,416	860,494	884,979	883,373	877,488
Total deposits	1,237,460	1,185,325	1,186,076	1,174,001	1,147,816
Borrowings	245,847	233,065	197,000	186,306	179,964
Total stockholders’ equity	198,228	192,611	189,054	187,270	160,933

Yields Earned and Rates Paid
Loans receivable, gross (2)	5.87%	5.89%	5.90%	5.84%	5.79%
Adjusted loans receivable, gross (1),(3)	5.77%	5.79%	5.76%	5.65%	5.65%
Securities available for sale and other securities	4.56%	4.56%	4.56%	4.56%	4.56%
Earning assets	5.41%	5.36%	5.21%	4.88%	4.84%
Total interest-bearing deposits	0.63%	0.61%	0.64%	0.66%	0.68%
Total deposits	0.46%	0.44%	0.47%	0.50%	0.52%
Adjusted total deposits (1),(4)	0.46%	0.45%	0.48%	0.50%	0.53%
Borrowings	1.71%	1.72%	1.66%	1.63%	1.59%
Total interest-bearing liabilities	0.86%	0.85%	0.82%	0.83%	0.83%
Net interest margin (NIM)	4.75%	4.71%	4.56%	4.24%	4.18%
Adjusted NIM (1),(5)	4.64%	4.60%	4.41%	4.05%	4.03%

Capital Ratios
Total capital to risk-weighted assets (6)	14.04%	13.60%	14.01%	14.74%	15.45%
Tier 1 capital to risk-weighted assets (6)	13.51%	13.08%	13.59%	14.33%	14.96%
Common equity tier 1 capital to risk-weighted assets (6)	13.51%	13.08%	13.59%	N/A	N/A
Tier 1 leverage ratio (6)	11.79%	12.01%	12.01%	11.95%	12.32%
Tangible Equity / Tangible Assets (1)	11.60%	11.54%	11.82%	12.07%	11.89%
Equity / Assets	11.65%	11.60%	11.89%	12.15%	11.97%
Average Equity / Average Assets	11.75%	11.92%	11.99%	12.06%	10.77%

Asset Quality Data
Nonacquired nonperforming assets	$2,008	$340	$428	$487	$567
Nonaccrual loans	2,008	340	428	443	523
Other real estate owned (OREO)	-	-	-	44	44
Nonacquired restructured loans (7)	-	-	-	-	-
Nonacquired nonperforming assets to nonacquired loans plus OREO	0.18%	0.03%	0.05%	0.06%	0.07%

Acquired nonperforming assets	$41,256	$44,804	$49,597	$55,323	$58,004
Nonaccrual loans	14,766	17,118	19,276	20,451	20,092
OREO	26,490	27,686	30,321	34,872	37,912
Acquired restructured loans	961	891	900	906	913
Acquired nonperforming assets to acquired loans plus OREO	12.83%	13.07%	13.72%	14.44%	13.99%

Total nonperforming assets	$43,264	$45,144	$50,025	$55,810	$58,571
Nonaccrual loans	16,774	17,458	19,704	20,894	20,615
OREO	26,490	27,686	30,321	34,916	37,956
Total restructured loans	961	891	900	906	913
Total nonperforming assets to total loans plus OREO	3.05%	3.25%	3.89%	4.56%	5.00%

Net charge-offs (recoveries)	$(324)	$(612)	$(272)	$116	$(641)
Charge-offs	94	69	4	552	157
Recoveries	(418)	(681)	(276)	(436)	(798)

Asset Quality Ratios
Total nonperforming loans to loans receivable	1.21%	1.28%	1.57%	1.76%	1.82%
Total nonperforming assets to total assets	2.53%	2.69%	3.13%	3.63%	3.78%
Allowance for loan losses to nonperforming loans	47.29%	43.96%	29.37%	25.48%	26.39%
Annualized net charge-offs (recoveries) to total average loans	(0.09)%	(0.19)%	(0.09)%	0.04%	(0.23)%
Annualized nonacquired net charge-offs (recoveries) to average nonacquired loans	(0.01)%	(0.14)%	(0.01)%	0.02%	(0.08)%
Allowance for loan losses to total loans receivable	0.57%	0.56%	0.46%	0.45%	0.48%
Allowance for loan losses to nonacquired loans	0.72%	0.73%	0.63%	0.63%	0.72%
Texas ratio (8)	21.0%	22.4%	25.7%	29.3%	30.9%

Loan Composition
Nonacquired loans by type
1-4 family residential real estate	$181,431	$146,192	$132,253	$123,421	$116,244
Owner occupied commercial real estate	154,748	136,789	139,780	124,067	107,530
Nonowner occupied commercial real estate	385,605	407,654	343,539	311,239	275,598
Secured by farmland commercial real estate	51,452	52,876	54,774	57,825	59,009
Multifamily commercial real estate	26,812	26,721	26,993	27,385	26,256
Construction	152,442	135,586	92,389	88,072	75,126
Commercial	63,972	63,190	57,683	58,809	58,450
Consumer	78,785	77,219	78,100	49,457	39,316
Acquired loans by type
1-4 family residential real estate	$85,807	$90,516	$96,758	$100,995	$105,083
Owner occupied commercial real estate	89,642	95,445	99,859	107,169	113,957
Nonowner occupied commercial real estate	76,579	83,227	86,089	88,363	95,549
Secured by farmland commercial real estate	1,907	1,941	1,977	2,013	3,242
Multifamily commercial real estate	4,924	5,040	5,140	5,516	5,941
Construction	16,381	16,985	18,738	19,364	20,069
Commercial	12,968	14,556	14,704	16,551	24,423
Consumer	6,820	7,522	7,830	8,276	8,558

New loan originations (9)	$93,459	$177,090	$176,356	$139,009	$141,436
Unfunded commitments (includes loans, unused lines and standby letters of credit)	210,389	237,877	245,051	189,049	181,224

Deposit Composition
Noninterest-bearing demand	$336,361	$322,173	$318,510	$278,543	$294,144
Interest-bearing demand	177,688	148,724	146,873	140,598	135,623
Money market and savings	483,745	483,157	460,933	435,105	398,000
Retail time	246,913	247,700	251,825	286,979	310,243
Jumbo time (10)	19,673	14,234	21,687	26,277	26,954

(1) See below for the Generally Accepted Accounting Principles (GAAP) reconciliation and explanation of non-GAAP financial measures.

(2) Total loans, net of deferred loan fees and before the allowance for loan losses. Yield on gross loans is calculated on a 365-day basis and may differ from regulatory “Uniform Bank Performance Report” (UBPR) yield, which annualizes quarterly data by a factor of 4 (Section II, UBPR User’s Guide).

(3) Adjusted yield earned on loans receivable excludes loan accretion from the acquired loan portfolio.

(4) Adjusted rate paid on total deposits excludes amortization of premium for acquired time deposits.

(5) Adjusted net interest margin excludes loan accretion from the acquired loan portfolio, and amortization of premiums for acquired time deposits and Federal Home Loan Bank advances.

(6) Ratios are calculated under Interim Final Basel III rules beginning in 1Q15. Ratios are calculated under Basel I rules prior to 1Q15.

(7) Restructured loans include accruing and nonaccrual troubled debt restructurings. Nonaccrual restructured loans are included in nonaccrual loans.

(8) Texas ratio is calculated as nonperforming assets divided by tangible stockholders’ equity plus allowance for loan losses.

(9) New loan originations represent new loan commitments during the periods presented.

(10) Jumbo time deposits are deposits over $250 thousand.

C1 Financial, Inc.

Generally Accepted Accounting Principles (GAAP) Reconciliation and

  Explanation of Non-GAAP Financial Measures

(In thousands, except per share and employee data)

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures that other companies use. The following tables provide a more detailed analysis of these non-GAAP financial measures.

	3Q15	2Q15	1Q15	4Q14	3Q14
Loan loss reserves
Allowance for loan losses	$7,932	$7,675	$5,787	$5,324	$5,441
Acquired performing loans discount	2,830	3,047	3,242	3,532	3,811
Total	$10,762	$10,722	$9,029	$8,856	$9,252
Loans receivable, gross	$1,390,275	$1,361,459	$1,256,606	$1,188,522	$1,134,351
Allowance for loan losses to total loans receivable	0.57%	0.56%	0.46%	0.45%	0.48%
Allowance plus performing loans discount to total loans receivable	0.77%	0.79%	0.72%	0.75%	0.82%

Efficiency ratio
Noninterest expense	$11,972	$11,845	$11,835	$14,005	$11,280
Taxable-equivalent net interest income	$18,040	$16,811	$15,575	$14,919	$14,022
Noninterest income	$2,114	$4,335	$1,602	$1,554	$1,797
Gains on sales of securities	-	-	-	-	-
Adjusted noninterest income	$2,114	$4,335	$1,602	$1,554	$1,797
Efficiency ratio	59.4%	56.0%	68.9%	85.0%	71.3%

Revenue and average assets per average number of employees
Interest income	$20,546	$19,115	$17,769	$17,158	$16,245
Noninterest income	2,114	4,335	1,602	1,554	1,797
Total revenue	$22,660	$23,450	$19,371	$18,712	$18,042
Total revenue annualized	$89,901	$94,058	$78,560	$74,238	$71,580
Total average assets	$1,687,662	$1,615,468	$1,576,419	$1,552,264	$1,493,667
Average number of employees	245	245	241	242	235
Revenue per average number of employees	$367	$384	$326	$307	$305
Average assets per average number of employees	$6,888	$6,594	$6,541	$6,414	$6,356

Tangible stockholders' equity and Tangible book value per share
Total stockholders' equity	$199,560	$194,555	$189,812	$186,638	$185,296
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(754)	(824)	(904)	(987)	(1,074)
Tangible stockholders' equity	$198,557	$193,482	$188,659	$185,402	$183,973

Common shares outstanding	16,101	16,101	16,101	16,101	16,101
Book value per share	$12.39	$12.08	$11.79	$11.59	$11.51
Tangible book value per share	12.33	12.02	11.72	11.51	11.43

Adjusted yield earned on loans
Reported yield on loans	5.87%	5.89%	5.90%	5.84%	5.79%
Effect of accretion income on acquired loans	(0.10)%	(0.10)%	(0.14)%	(0.19)%	(0.14)%
Adjusted yield on loans	5.77%	5.79%	5.76%	5.65%	5.65%

Adjusted rate paid on total deposits
Reported rate paid on total deposits	0.46%	0.44%	0.47%	0.50%	0.52%
Effect of premium amortization on acquired deposits	0.00%	0.01%	0.01%	0.00%	0.01%
Adjusted rate paid on total deposits	0.46%	0.45%	0.48%	0.50%	0.53%

Adjusted net interest margin
Reported net interest margin	4.75%	4.71%	4.56%	4.24%	4.18%
Effect of accretion income on acquired loans	(0.09)%	(0.09)%	(0.12)%	(0.16)%	(0.11)%
Effect of premium amortization on acquired deposits and borrowings	(0.02)%	(0.02)%	(0.03)%	(0.03)%	(0.04)%
Adjusted net interest margin	4.64%	4.60%	4.41%	4.05%	4.03%

Average excess cash
Average total deposits	$1,237,460	$1,185,325	$1,186,076	$1,174,001	$1,147,816
Borrowings due in one year or less	16,136	17,750	25,189	28,940	34,753
Total base for liquidity	$1,253,596	$1,203,075	$1,211,265	$1,202,941	$1,182,569
Minimum liquidity level (10% of base) (a)	$125,360	$120,308	$121,127	$120,294	$118,257
Average cash and cash equivalents (b)	159,767	168,740	204,588	271,827	262,617
Cash above liquidity level (b)-(a)	34,407	48,432	83,461	151,533	144,360
Less estimated short-term deposits	(23,834)	(20,823)	(11,353)	(24,421)	(28,440)
Average excess cash	$10,573	$27,609	$72,108	$127,112	$115,920

Tangible equity to tangible assets
Total stockholders' equity	$199,560	$194,555	$189,812	$186,638	$185,296
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(754)	(824)	(904)	(987)	(1,074)
Tangible stockholders' equity	$198,557	$193,482	$188,659	$185,402	$183,973

Total assets	$1,712,483	$1,677,806	$1,596,739	$1,536,691	$1,548,045
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(754)	(824)	(904)	(987)	(1,074)
Tangible assets	$1,711,480	$1,676,733	$1,595,586	$1,535,455	$1,546,722

Equity/Assets	11.65%	11.60%	11.89%	12.15%	11.97%
Tangible Equity/Tangible Assets	11.60%	11.54%	11.82%	12.07%	11.89%

Definitions of Non-GAAP financial measures

Allowance for loan losses plus performing loans discount to total loans receivable adds the remaining discount on acquired performing loans to the allowance for loan losses to determine the total reserves and loan discounts established against our loans. Our management believes that this metric provides useful information for investors to analyze the overall level of reserves in banks that have completed acquisitions with no allowance carryover.

Efficiency ratio is defined as total noninterest expense divided by the sum of taxable-equivalent net interest income and noninterest income. Noninterest income is adjusted for nonrecurring gains and losses on sales of securities. This ratio is important to investors looking for a measure of efficiency in the Company's productivity measured by the amount of revenue generated for each dollar spent.

Revenue per average number of employees is annualized total interest income and total noninterest income divided by the average number of employees during the period and measures the Company's productivity by calculating the average amount of revenue generated per employee. Average assets per average number of employees is average assets divided by the average number of employees during the period and measures the average value of assets per employee.

Tangible stockholders' equity is defined as total equity reduced by goodwill and other intangible assets. Tangible book value per share is tangible stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets. We have not considered loan servicing rights as an intangible asset for purposes of this calculation.

Adjusted yield earned on loans is our yield on loans after excluding loan accretion from our acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on yield on loans, as the effect of loan discounts accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

Adjusted rate paid on total deposits is our cost of deposits after excluding amortization of premiums for acquired time deposits. Our management uses this metric to better assess the impact of purchase accounting on cost of deposits, as the effect of amortization of premiums related to deposits is expected to decrease as the acquired deposits mature or roll off of our balance sheet.

Adjusted net interest margin is net interest margin after excluding loan accretion from the acquired loan portfolio and amortization of premiums for acquired time deposits and Federal Home Loan Bank advances. Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discounts accretion and amortization of premiums related to deposits or borrowings is expected to decrease as the acquired loans and deposits mature or roll off of our balance sheet.

Average excess cash represents the cash and cash equivalents in excess of our minimum liquidity level (defined as 10% of average total deposits plus borrowings due in one year or less), minus Company estimated short-term deposits. In 2015, based on an historical analysis, we changed our methodology for estimating short-term deposits, which reduced the results beginning in 1Q15.

Tangible equity to tangible assets is defined as total equity reduced by goodwill and other intangible assets, divided by total assets reduced by goodwill and other intangible assets. This measure is important to investors interested in relative changes from period-to-period in total equity and total assets, each exclusive of changes in intangible assets. We have not considered loan servicing rights as an intangible asset for purposes of this calculation.